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                                                               Exhibit 23(h)(vi)

                                    [FORM OF]

           ADDENDUM TO FUND PARTICIPATION AGREEMENT FOR CLASS 3 SHARES

          This ADDENDUM, is dated as of [Date], between [NAME OF LIFE COMPANY] (the "Life Company"), a life insurance company organized under the laws of the State of _________________, on behalf of itself and on behalf of _______________ ("Variable Account"), a separate account of the Life Company existing pursuant to the laws of the State of _____________, and SUNAMERICA SERIES TRUST ("Fund"), an open-end management investment company established pursuant to the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated September 11, 1992, as amended from time to time, which is composed of the separate investment portfolio(s) of the Trust listed on Schedule A attached hereto (the "Portfolio(s)").

     WHEREAS, the Fund and the Life Company have entered into a Fund Participation Agreement dated _________________, as amended for time to time (the "SAST Fund Participation Agreement"); and

     WHEREAS, the Fund has agreed to pay the Life Company a service fee to reimburse the Life Company for expenditures made to financial intermediaries for providing services to contract holders who are indirect beneficial owners of Class 3 shares of the Fund; and

     WHEREAS, the Fund has adopted a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "Act") with respect to its Class 3 shares (the "12b-1 Pan") that provides for a service fee that will be used to reimburse the expenditures referenced in the preceding paragraph;

     NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Life Company (on behalf of itself and the Variable Account) and the Fund hereby agree as follows:

     1. The Fund agrees to pay the Life Company a service fee at the end of each month at an annual rate of 25 basis points (.25%) of the average daily net assets attributable to Class 3 shares of the Fund issued to the Life Company. The parties to this Agreement recognize and agree that the purpose of such service fee is to reimburse the Life Company for expenditures made to financial intermediaries for providing services to contract holders who are indirect beneficial owners of Class 3 shares of the Fund. The parties to this Agreement further recognize and agree that such services are not intended to relate to the sale, promotion or marketing of the Class 3 shares of the Fund. Nothing herein shall prohibit the Life Company from collecting service fees in any given year, as provided hereunder, in excess of expenditures made during such year to financial intermediaries for the above-referenced purposes.

     2. The Portfolio may from time to time participate in directed brokerage programs, approved by the Trustees, whereby a portion of the brokerage commissions generated by the Portfolio may be used to make payments to SunAmerica Capital Services, Inc. (the

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"Distributor") to finance various distribution activities. This Plan shall cover such payments to the

     3. Life Company agrees to furnish the Fund, at least quarterly, written reports for presentation to the Board as to amounts expended to financial intermediaries for services to contract holders who are indirect beneficial owners of Class 3 shares of the Fund and the purposes for which such expenditures were made.

     4. This Addendum shall continue in full force and effect for two years from the date hereof, and shall continue in full force and effect from year to year thereafter if such continuance is approved by the Board of Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Fund (the "Disinterested Trustees") as defined in Act, who have no direct or indirect financial interest in the operation of the 12b-1 Plan or any agreement related to it (the "12b-1 Trustees"), in the manner required by the Act.

     5. This Addendum, including any payments made pursuant thereto, shall terminate automatically in the event of its assignment. This Addendum, including any payments made pursuant thereto, shall terminate with respect to a Portfolio:

     (a) at any time, without payment of any penalty, by vote of either the Board, including a majority of the 12b-1 Trustees, or a majority of the outstanding voting securities representing the Class 3 shares of such Portfolio, on not more than 60 days' written notice; or

     (b) at any time, without payment of any penalty, upon a vote terminating the Rule 12b-1 Plan with respect to such Portfolio by either the Board, including a majority of the 12b-1 Trustees, or a majority of the outstanding voting securities representing the Class 3 shares of such Portfolio, on not more than 60 days' written notice.

The termination of the Addendum with respect to any Portfolio shall not affect the continued effectiveness of the SAST Fund Participation Agreement, or the continued effectiveness of this Addendum with respect to any other Portfolio otherwise subject thereto.

     6. This Addendum shall not be amended to increase materially the amount of the service fee paid to the Life Company pursuant hereto without shareholder approval, and all material amendments to this Addendum shall be approved by vote of the Board, including a majority of the 12b-1 Trustees.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        [NAME OF LIFE INSURANCE COMPANY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OFVARIABLE SEPARATE ACCOUNT]

                                        BY:  [NAME OF LIFE INSURANCE COMPANY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUNAMERICA SERIES TRUST


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Acknowledged and Agreed:

SUNAMERICA CAPITAL SERVICES, INC.


By:                                     Dated:
    ---------------------------------          ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


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                                   SCHEDULE A

PORTFOLIO(S)

Aggressive Growth Portfolio
Alliance Growth Portfolio
Blue Chip Growth Portfolio
Cash Management Portfolio
Corporate Bond Portfolio
Davis Venture Value Portfolio
"Dogs" of Wall Street Portfolio
Emerging Markets Portfolio
Equity Index Portfolio
Equity Income Portfolio
Federal American Leaders Portfolio
Foreign Value Portfolio
Global Bond Portfolio
Global Equities Portfolio
Goldman Sachs Research Portfolio
Growth-Income Portfolio
Growth Opportunities Portfolio
High-Yield Bond Portfolio
International Diversified Equities Portfolio
International Growth and Income Portfolio
Marsico Growth Portfolio
MFS Massachusetts Investors Trust Portfolio
MFS Mid-Cap Growth Portfolio
MFS Total Return Portfolio
Putnam Growth: Voyager Portfolio
Real Estate Portfolio
Small & Mid Value Portfolio
Small Company Value Portfolio
SunAmerica Balanced Portfolio
Technology Portfolio
Telecom Utility Portfolio
Worldwide High Income Portfolio
American Funds Growth SAST Portfolio
American Funds Global Growth SAST Portfolio
American Funds Growth-Income SAST Portfolio
American Funds Asset Allocation SAST Portfolio


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